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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

On August 25, 2006, the Registrant announced that it received a letter from Nasdaq dated August 23, 2006 indicating that, as a result of Gino Roncelli's recently announced decision to step down as a member of the Registrant's Board of Directors, the Registrant is not currently in compliance with the Nasdaq audit committee requirements provided for in Nasdaq Marketplace Rule 4350(d). The Registrant previously informed Nasdaq that due to Mr. Roncelli's departure the Registrant's audit committee is not currently comprised of at least three independent directors. MEC presently has two qualified independent directors on its Audit Committee. Nasdaq has confirmed that, pursuant to the cure period provided for in Nasdaq Marketplace Rule 4350(d)(4), MEC has until the earlier of MEC's next annual shareholders' meeting or August 21, 2007 to regain compliance with Nasdaq's audit committee requirements. MEC has commenced a search to replace Mr. Roncelli with another independent director and intends to regain compliance with Nasdaq's audit committee requirements prior to expiration of the cure period.

The full text of the Nasdaq letter and the press release issued by the Registrant are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99.1	Copy of Nasdaq letter dated August 23, 2006.
Exhibit 99.2	Copy of Registrant's press release dated August 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
August 28, 2006
	By:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES